Exhibit 5.01

[Fenwick & West LLP Letterhead]

September 6, 2012

Vocera Communications, Inc.

525 Race Street

San Jose, California 95126

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (the “Registration Statement”) filed by Vocera Communications, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on September 6, 2012, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 373,750 shares of the Company’s Common Stock (the “Selling Stockholders Shares”) that will be sold by certain selling stockholders of the Company (the “Selling Stockholders”), which number of Selling Stockholders Shares includes (a) an aggregate of up to 362,616 presently issued and outstanding shares to be sold by certain Selling Stockholders and (b) an aggregate of up to 11,134 shares which are not now issued or outstanding but are issuable upon the net exercise of outstanding options held by a Selling Stockholder.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	a copy of the Restated Certificate of Incorporation of the Company approved by the Company’s Board of Directors (the “Board”) on June 20, 2011 and the Company’s stockholders (the “Stockholders”) on or about March 7, 2012, and as filed with and certified by the Delaware Secretary of State on April 2, 2012 (the “Restated Certificate”), which is certified by the Company in the Management Certificate (as defined below) as being complete and in full force and effect, unmodified and unrepealed as of the date of this opinion;

(2)	a copy of the Restated Bylaws of the Company approved by the Board on October 26, 2011 and by the Stockholders on or about March 7, 2012 (the “Restated Bylaws”), which is certified by the Company in the Management Certificate as being complete and in full force and effect, unmodified and unrepealed as of the date of this opinion;

(3)	the Registration Statement, together with the Exhibits filed as a part thereof;

(4)	the Underwriting Agreement to be entered into by and among the Company, the Selling Stockholders and J.P. Morgan Securities LLC and Piper Jaffray & Co., as representatives of the several underwriters (the “Underwriting Agreement”);

(5)	copies of minutes of meetings of, and actions by the written consent of, the Board and the Stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Restated Certificate, (ii) the Restated Bylaws, (iii) the Registration Statement, (iv) the Underwriting Agreement, (v) the authorization and issuance by the Company of Selling Stockholders Shares (or the authorization of the issuance by the Company of Selling Stockholders Shares consisting of shares of the Company’s Common Stock issuable upon exercise of currently outstanding options) that are to be sold by the Selling Stockholders pursuant to the Registration Statement and (vi) stock, stock option or other plans and agreements and warrants under which Selling Stockholders Shares have been, or are to be, issued by the Company;

(6)	the stock records for the Company that the Company has provided to us (consisting of a list of the stockholders, optionholders and warrantholders of the Company that was prepared by the Company and provided to us as of even date herewith and a list of any outstanding options, warrants or other rights to purchase the Company’s capital stock, and verifying the number of such issued and outstanding securities and a certificate of Computershare Trust Company, N.A., the Company’s transfer agent, dated September 6, 2012 regarding the Company’s outstanding shares of Common Stock as of September 5, 2012);

(7)	the agreements pursuant to which the Selling Stockholders Shares were originally issued or may be issuable;

(8)	a Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated September 6, 2012, stating that the Company is in good standing and has a legal corporate existence under the laws of the State of Delaware (the “Certificate of Good Standing”);

(9)	a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”); and

(10)	the custody agreements, irrevocable elections to sell, powers of attorney and option agreements signed by the Selling Stockholders in connection with the sale of the Selling Stockholders Shares described in the Registration Statement and opinion certificates addressed to us by the several Selling Stockholders.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents by the Selling Stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

The Company’s capital stock is uncertificated. We assume that issued Selling Stockholders Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Selling Stockholders Shares has been surrendered to the Company in accordance with Section 158 of the Delaware

General Corporation Law, and that the Company will properly register the transfer of the Selling Stockholders Shares to the purchasers of such Selling Stockholders Shares on the Company’s record of uncertificated securities.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California and the existing Delaware General Corporation Law and reported judicial decisions relating thereto.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance and delivery of the Selling Stockholders Shares, the Registration Statement will have become effective under the Securities Act, that the Selling Stockholders Shares will have been registered under the Securities Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Selling Stockholders Shares.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Management Certificate.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Securities and Exchange Commission of the type described herein.

Based upon the foregoing, it is our opinion that:

1.	the Company is a corporation validly existing, in good standing, under the laws of the State of Delaware;

2.	the up to 362,616 Selling Stockholders Shares to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable; and

3.	the up to 11,134 Selling Stockholders Shares to be issued by the Company upon the net exercise of options by a Selling Stockholder and to be sold by the Selling Stockholder pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the related Prospectus, and in accordance with the resolutions adopted by the Board and to be adopted by the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with issuance and sale of the Selling Stockholders Shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ FENWICK & WEST LLP

FENWICK & WEST LLP

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